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                              LAW OFFICES
                          LATHROP & GAGE L.C.
                      A LIMITED LIABILITY COMPANY
                    2345 GRAND BOULEVARD, SUITE 2600
                    KANSAS CITY, MISSOURI 64108-2684
                             (816) 292-2000
                    LATHROPLAW BBS: (816) 472-3378
JOHN H. CALVERT, DIRECT DIAL:           FAX NUMBERS:
         816-472-3220                   MISSOURI (816) 421-0500
       Internet Address:                KANSAS (913) 451-0875
    calvertj@ix.netcom.com
     Compuserve Address:
         72741,3656

                              KANSAS OFFICE
                         1050/40 CORPORATE WOODS
                        9401 INDIAN CREEK PARKWAY
                     OVERLAND PARK, KANSAS 66210-2007
                              (913) 451-0820

                               April 4, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE: Registration Statement of Butler Manufacturing Company (the "Company") on Form S-8.

Ladies and Gentlemen:

         On behalf of the Company, we are transmitting herewith for electronic filing the above referenced registration statement covering 300,000 shares of the Company's Common Stock to be acquired under the Company's 401(k) Employee Savings Trusts. The $3,440 filing fee has been deposited with the Company's account at Mellon Bank as "Restricted" funds.

         The filing is necessitated by the fact that the new restated 401(k) plans which became effective April 1, 1996, permit plan participants to invest their accounts, including employee contribution accounts, in the Company's Common Stock. The stock will be acquired for the Plans at the direction of an agent who is independent within the meaning of Rule 10b-18(a)(6).

         If you have any questions concerning this filing, please call the undersigned at this office at 816-472-3220.

         Thank you.
                                                     Very truly yours,

                                                     LATHROP & GAGE L.C.

                                            By:    s/John H. Calvert

                                                     John H. Calvert


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April 4, 1996
Page 2

Enclosures

cc:      The NASDAQ Stock Market (3 copies)
         Market Listing Qualifications
         1735 K. Street, N.W.
         Washington, D.C.  20006-1506

         Richard O. Ballentine
         Vice President and General Counsel
         Butler Manufacturing Company













































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